PRINCIPAL FUNDS, INC.
CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this January 1, 2020 by and between Principal Funds, Inc. (the “Fund”) and Principal Global Investors, LLC (the “Advisor”) (together, the “Parties”).
The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, acquired fund fees and expenses, and other extraordinary expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.
Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.
The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.		PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Clint L. Woods	By:	/s/ Clint L. Woods
Name:	Clint L. Woods	Name:	Clint L. Woods
Title:	Vice President, Counsel, and Assistant Secretary	Title:	Vice President, Associate General Counsel, Governance Officer, and Assistant Corporate Secretary

By:	/s/ Beth C. Wilson	By:	/s/ Adam U. Shaikh
Name:	Beth C. Wilson	Name:	Adam U. Shaikh
Title:	Vice President and Secretary	Title:	Assistant General Counsel

SCHEDULE A
Series	Class A	Class C	Class J	Institutional Class	Expiration
California Municipal Fund	N/A	N/A	N/A	0.51%	02/29/2020
Core Fixed Income Fund	N/A	N/A	N/A	0.58%	02/29/2020
Core Plus Bond Fund	0.88%	N/A	N/A	0.56%	02/28/2021
Diversified International Fund	N/A	1.98%	N/A	0.85%	02/29/2020
Equity Income Fund	N/A	N/A	N/A	0.52%	02/29/2020
Finisterre Unconstrained Emerging Markets Bond Fund	1.20%	N/A	N/A	0.85%	02/28/2021
Global Diversified Income Fund	N/A	N/A	N/A	0.68%	02/29/2020
Global Real Estate Securities Fund	N/A	N/A	N/A	0.94%	02/29/2020
Government & High Quality Bond Fund	N/A	1.63%	N/A	0.53%	02/29/2020
Government Money Market Fund	N/A	N/A	N/A	0.15%	02/29/2020
High Income Fund	1.05%	N/A	N/A	N/A	02/29/2020
High Yield Fund	N/A	N/A	N/A	0.61%	02/29/2020
Inflation Protection Fund	0.90%	N/A	1.15%	N/A	02/29/2020
International Emerging Markets Fund	1.55%	2.51%	1.37%	1.20%	02/29/2020
International Fund I	1.30%	N/A	N/A	0.90%	02/29/2020
LargeCap Growth Fund I	N/A	N/A	N/A	0.69%	02/29/2020
LargeCap S&P 500 Index Fund	N/A	1.30%	N/A	N/A	02/29/2020
MidCap Fund	N/A	N/A	N/A	0.70%	02/29/2020
MidCap Growth Fund	N/A	N/A	N/A	0.75%	02/29/2020
MidCap S&P 400 Index Fund	N/A	N/A	N/A	0.25%	02/29/2020
MidCap Value Fund I	N/A	N/A	N/A	0.72%	02/28/2021
Money Market Fund	0.50%	N/A	0.65%	N/A	02/29/2020
Principal Capital Appreciation Fund	N/A	N/A	N/A	0.47%	02/29/2020
Principal LifeTime 2010 Fund	0.38%	N/A	N/A	N/A	02/29/2020
Principal LifeTime 2020 Fund	0.38%	N/A	N/A	N/A	02/29/2020
Principal LifeTime 2030 Fund	0.38%	N/A	N/A	N/A	02/29/2020
Principal LifeTime 2040 Fund	0.38%	N/A	N/A	N/A	02/29/2020
Principal LifeTime 2050 Fund	0.38%	N/A	N/A	N/A	02/29/2020
Principal LifeTime 2060 Fund	N/A	N/A	0.38%	N/A	02/29/2020
Principal LifeTime 2065 Fund	N/A	N/A	N/A	0.08%	02/28/2021
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid 2065 Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.30%	0.05%	02/29/2020
Principal LifeTime Strategic Income Fund	0.38%	N/A	N/A	N/A	02/29/2020
Real Estate Securities Fund	N/A	N/A	N/A	0.91%	02/29/2020
Short-Term Income Fund	N/A	N/A	N/A	0.43%	02/29/2020
SmallCap Fund	N/A	N/A	N/A	0.85%	02/29/2020
SmallCap Growth Fund I	N/A	N/A	N/A	1.02%	02/29/2020
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	0.27%	02/29/2020
SmallCap Value Fund II	1.45%	N/A	N/A	0.99%	02/29/2020
Tax-Exempt Bond Fund	N/A	1.60%	N/A	0.52%	02/29/2020

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	02/29/2020
Principal LifeTime 2065 Fund	0.93%	0.80%	0.62%	0.43%	0.31%	02/29/2020
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid 2065 Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.59%	N/A	0.28%	02/29/2020
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	02/29/2020
SmallCap Growth Fund I	1.88%	1.75%	1.57%	1.38%	1.26%	02/29/2020

In addition, PGI has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Core Fixed Income Fund	0.01%	02/29/2020
Diversified International Fund	0.04%	02/29/2020
Global Diversified Income Fund	0.02%	02/29/2020
Global Real Estate Securities Fund	0.02%	02/29/2020
High Yield Fund	0.02%	02/29/2020
International Emerging Markets Fund	0.04%	02/29/2020
International Fund I	0.04%	02/29/2020
LargeCap Growth Fund I	0.02%	02/29/2020
MidCap Fund	0.02%	02/29/2020
MidCap S&P 400 Index Fund	0.02%	02/29/2020
MidCap Value Fund I	0.02%	02/28/2021
Principal LifeTime Hybrid 2015 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2020 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2025 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2030 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2035 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2040 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2045 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2050 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2055 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2060 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid 2065 Fund	0.02%	02/29/2020
Principal LifeTime Hybrid Income Fund	0.02%	02/29/2020
Real Estate Securities Fund	0.02%	02/29/2020
SmallCap Fund	0.02%	02/29/2020
SmallCap Growth Fund I	0.01%	02/29/2020
SmallCap S&P 600 Index Fund	0.02%	02/29/2020
SmallCap Value Fund II	0.02%	02/29/2020

Series	Class A	Class C	Institutional Class	Class J	Expiration
Blue Chip Fund	N/A	N/A	0.66%	N/A	12/30/2020
Bond Market Index Fund	N/A	N/A	0.16%	0.71%	12/30/2020
Diversified Real Asset Fund	1.22%	1.97%	0.85%	N/A	12/30/2020
Edge MidCap Fund	1.10%	N/A	0.77%	N/A	12/30/2020
Global Multi-Strategy Fund	N/A	2.75%	1.63%	N/A	12/30/2020
International Equity Index Fund	N/A	N/A	0.31%	N/A	12/30/2020
International Small Company Fund	1.60%	N/A	1.20%	N/A	12/30/2020
Opportunistic Municipal Fund	0.84%	N/A	0.56%	N/A	12/30/2020
Origin Emerging Markets Fund	1.60%	N/A	1.20%	N/A	12/30/2020
Small-MidCap Dividend Income Fund	1.12%	1.87%	0.85%	N/A	12/30/2020
Small-MidCap Growth Fund	N/A	N/A	0.83%	N/A	12/30/2020
Spectrum Preferred and Capital Securities Income Fund	N/A	N/A	0.81%	N/A	12/30/2020
SystematEx International Fund	N/A	N/A	0.75%	N/A	12/30/2020

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.04%	0.91%	0.73%	0.54%	0.42%	12/30/2020

For Capital Securities Fund, Principal Global Investors, LLC ("PGI"), the investment advisor, has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%. It is expected that the expense limit will continue permanently (and in any event, at least through December 30, 2020); however, Principal Funds, Inc. and PGI, the parties to the agreement, may mutually agree to terminate the expense limit.
In addition, PGI has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Blue Chip Fund	0.01%	12/30/2020
Diversified Real Asset Fund	0.02%	12/30/2020
Edge MidCap Fund	0.02%	12/30/2020
Global Multi-Strategy Fund	0.02%	12/30/2020
International Equity Index Fund	0.04%	12/30/2020
International Small Company Fund	0.04%	12/30/2020
Origin Emerging Markets Fund	0.04%	12/30/2020
Small-MidCap Dividend Income Fund	0.02%	12/30/2020
Spectrum Preferred and Capital Securities Income Fund	0.02%	12/30/2020
SystematEx International Fund	0.04%	12/30/2020

SCHEDULE B

Series	Waiver	Expiration
Blue Chip Fund	0.05%	12/30/2020
Bond Market Index Fund	0.015%	12/30/2020
Core Plus Bond Fund	0.06%	02/29/2020
Diversified International Fund	0.10%	02/29/2020
Diversified Real Asset Fund	0.03%	12/30/2020
Edge MidCap Fund	0.05%	12/30/2020
Global Diversified Income Fund	0.08%	02/29/2020
Global Multi-Strategy Fund	0.04%	12/30/2020
High Income Fund	0.015%	02/28/2022
International Emerging Markets Fund	0.15%	02/29/2020
International Fund I	0.15%	02/29/2020
LargeCap Growth Fund I	0.016%	02/29/2020
LargeCap Value Fund III	0.065%	02/29/2020
MidCap Growth Fund III	0.02%	02/28/2021
MidCap Value Fund I	0.02%	02/28/2021
Opportunistic Municipal Fund	0.06%	12/30/2020
Overseas Fund	0.035%	02/28/2021
SmallCap Growth Fund I	0.02%	02/28/2021
SmallCap Value Fund II	0.04%	02/29/2020